Exhibit 99.1

Mammoth Energy Services, Inc. Announces
Second Quarter 2021 Operational and Financial Results

OKLAHOMA CITY - July 30, 2021 - Mammoth Energy Services, Inc. (“Mammoth” or the “Company”) (NASDAQ: TUSK) today reported financial and operational results for the second quarter ended June 30, 2021.

Financial Overview for the Second Quarter 2021:

Total revenue was $47.4 million for the second quarter of 2021, as compared to $60.1 million for the same quarter last year and $66.8 million for the first quarter of 2021.

Net loss for the second quarter of 2021 was $34.8 million, or a $0.75 loss per share, as compared to a net loss of $15.2 million, or a $0.33 loss per share, for the same quarter last year, and a net loss of $12.4 million, or a $0.27 loss per share, for the first quarter of 2021.

Adjusted EBITDA (as defined and reconciled below) was ($5.5) million for the second quarter of 2021, as compared to $6.9 million for the same quarter last year and $6.4 million for the first quarter of 2021.

Arty Straehla, Chief Executive Officer of Mammoth commented, “While second quarter results did not meet expectations, internally we remain focused on improving near-term results as we continue migrating the Company further into the infrastructure space to enhance long-term growth and sustainability. In our energy businesses, improved commodities pricing is generating some positive industry movement and increased equipment utilization as we are ramping up to put a second hydraulic fracturing fleet to work in mid-August. We are also beginning to experience increased market activity in our sand business.”

“In the infrastructure space, improving macro trends related to increased project bidding levels and funding capacity in the sector persists. We continue to pursue opportunities within this sector as we strategically structure our service offerings for growth, both the geographic footprint and depth of projects.”

Straehla continued, “Lastly, we are continuing our efforts to collect our receivable from PREPA for work performed by our subsidiary Cobra in Puerto Rico. We believe that published documentation to date continues to show that our team performed a difficult job in a difficult environment to save lives and aid the people of Puerto Rico in their time of need.”

Infrastructure Services
Mammoth's infrastructure services division contributed revenue (inclusive of inter-segment revenue) of $17.2 million, or approximately 36% of Mammoth's total revenue, for the second quarter of 2021, as compared to $30.2 million for the same quarter last year and $29.3 million for the first quarter of 2021. The decrease in revenue compared to the same quarter of 2020 and first quarter of 2021 is primarily due to management and crew turnover.

Well Completion Services
Mammoth's well completion services division contributed revenue (inclusive of inter-segment revenue) of $17.4 million on 520 stages for the second quarter of 2021, as compared to $16.5 million on 658 stages for the same quarter last year and $23.0 million on 445 stages for the first quarter of 2021. On average, 0.9 of the Company's fleets were active for the second quarter, compared to an average utilization of 1.9 fleets during the same quarter last year and an average utilization of 0.9 fleets during the first quarter of 2021.
Natural Sand Proppant Services
Mammoth's natural sand proppant services division contributed revenue (inclusive of inter-segment revenue) of $6.9 million for the second quarter of 2021, as compared to $6.2 million for the same quarter last year and $8.7 million for the first quarter of 2021. In the second quarter of 2021, the Company sold approximately 255,000 tons of sand at an average sales price of $15.80 per ton, as compared to sales of approximately 82,000 tons of sand at an average sales price of $15.18 per ton during the same quarter last year. In the first quarter of 2021, sales were approximately 171,000 tons of sand at an average price of $16.83 per ton.

Drilling Services
Mammoth's drilling services division contributed revenue (inclusive of inter-segment revenue) of $1.1 million for the second quarter of 2021, as compared to $1.2 million for the same quarter last year and $0.9 million for the first quarter of 2021.

As a result of market conditions, the Company has temporarily shut down its contract land drilling operations beginning in December 2019 and its rig hauling operations beginning in April 2020.

Other Services
Mammoth's other services, including aviation, coil tubing, pressure control, equipment rentals, crude oil hauling, full service transportation, remote accommodations, equipment manufacturing and infrastructure engineering and design services, contributed revenue (inclusive of inter-segment revenue) of $5.5 million for the second quarter of 2021, as compared to $6.8 million for the same quarter last year and $5.7 million for the first quarter of 2021.

As a result of market conditions, the Company has temporarily shut down its cementing and acidizing operations as well as its flowback operations beginning in July 2019 and its coil tubing and full service transportation operations beginning in July 2020.

Selling, General and Administrative Expenses
Selling, general and administrative (“SG&A”) expenses were $12.0 million for the second quarter of 2021, as compared to $13.7 million for the same quarter last year and $20.8 million for the first quarter of 2021.
Following is a breakout of SG&A expense (in thousands):

	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
	2021	2020	2021	2021	2020
Cash expenses:
Compensation and benefits	$3,333	$3,720	$4,694	$8,027	$7,690
Professional services	5,806	6,147	3,405	9,211	9,684
Other(a)	2,464	2,100	2,342	4,806	4,409
Total cash SG&A expense	11,603	11,967	10,441	22,044	21,783
Non-cash expenses:
Bad debt provision	76	1,624	10,125	10,201	1,679
Stock based compensation	304	135	282	586	1,035
Total non-cash SG&A expense	380	1,759	10,407	10,787	2,714
Total SG&A expense	$11,983	$13,726	$20,848	$32,831	$24,497
a.    Includes travel-related costs, information technology expenses, rent, utilities and other general and administrative-related costs.

SG&A expenses, as a percentage of total revenue, were 25% for the second quarter of 2021, as compared to 23% for the same quarter last year and 31% for the first quarter of 2021. The bad debt provision for the first quarter of

2021 includes $10.0 million related to the voluntary petitions for relief filed on November 13, 2020, by Gulfport Energy Corporation and its subsidiaries.

Liquidity
As of June 30, 2021, Mammoth had cash on hand of $11.0 million, outstanding borrowings under its revolving credit facility of $60.2 million and $51.1 million of available borrowing capacity under its revolving credit facility, after giving effect to $13.0 million of outstanding letters of credit. As of June 30, 2021, Mammoth had total liquidity of $62.1 million.
As of July 27, 2021, Mammoth had cash on hand of $13.7 million, outstanding borrowings under its revolving credit facility of $61.4 million and $49.8 million of available borrowing capacity under its revolving credit facility, after giving effect to $13.0 million of outstanding letters of credit.

Capital Expenditures
The following table summarizes Mammoth's capital expenditures by operating division for the periods indicated (in thousands):

	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
	2021	2020	2021	2021	2020
Infrastructure services(a)	$104	$43	$189	$293	$43
Well completion services(b)	388	2,450	412	800	3,054
Natural sand proppant services(c)	5	354	408	413	875
Drilling services(d)	1	67	37	38	67
Other(e)	63	10	102	165	385
Total capital expenditures	$561	$2,924	$1,148	$1,709	$4,424
a.     Capital expenditures primarily for tooling and other equipment for the periods presented.
b.     Capital expenditures primarily for upgrades to our pressure pumping fleet to reduce greenhouse gas emissions and water transfer equipment for the periods presented.
c.    Capital expenditures primarily for maintenance for the periods presented.
d.    Capital expenditures primarily for maintenance for the periods presented.
e.    Capital expenditures primarily for equipment for the Company's rental businesses for the periods presented.

Conference Call Information
Mammoth will host a conference call on Friday, July 30, 2021 at 8:00 a.m. CDT (9:00 a.m. EDT) to discuss its second quarter 2021 financial and operational results. The telephone number to access the conference call is 216-562-0385. The conference call will also be webcast live on https://ir.mammothenergy.com/events-presentations.

About Mammoth Energy Services, Inc.
Mammoth is an integrated, growth-oriented energy services company focused on the construction and repair of the electric grid for private utilities, public investor-owned utilities and co-operative utilities through its infrastructure services businesses. The Company also provides products and services to enable the exploration and development of North American onshore unconventional oil and natural gas reserves. Mammoth’s suite of services and products include: infrastructure services, well completion services, natural sand and proppant services, drilling services and other energy services. For more information, please visit www.mammothenergy.com.

Contacts:
Mark Layton, CFO
Mammoth Energy Services, Inc
investors@mammothenergy.com

Rick Black / Ken Dennard
Dennard Lascar Investor Relations

TUSK@dennardlascar.com

Forward-Looking Statements and Cautionary Statements
This news release (and any oral statements made regarding the subjects of this release, including on the conference call announced herein) contains certain statements and information that may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts that address activities, events or developments that Mammoth expects, believes or anticipates will or may occur in the future are forward-looking statements. The words “anticipate,” “believe,” “ensure,” “expect,” “if,” “intend,” “plan,” “estimate,” “project,” “forecasts,” “predict,” “outlook,” “aim,” “will,” “could,” “should,” “potential,” “would,” “may,” “probable,” “likely” and similar expressions, and the negative thereof, are intended to identify forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include statements, estimates and projections regarding the Company's business outlook and plans, future financial position, liquidity and capital resources, operations, performance, acquisitions, returns, capital expenditure budgets, costs and other guidance regarding future developments. Forward-looking statements are not assurances of future performance. These forward-looking statements are based on management’s current expectations and beliefs, forecasts for the Company's existing operations, experience and perception of historical trends, current conditions, anticipated future developments and their effect on Mammoth, and other factors believed to be appropriate. Although management believes that the expectations and assumptions reflected in these forward-looking statements are reasonable as and when made, no assurance can be given that these assumptions are accurate or that any of these expectations will be achieved (in full or at all). Moreover, the Company's forward-looking statements are subject to significant risks and uncertainties, including those described in its Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings it makes with the SEC, including those relating to the Company's acquisitions and contracts, many of which are beyond the Company's control, which may cause actual results to differ materially from historical experience and present expectations or projections which are implied or expressed by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to: the severity and duration of the COVID-19 pandemic, related global and national health concerns and economic repercussions and the resulting negative impact on demand for our services; the volatility of oil and natural gas prices and actions by OPEC members and other exporting nations affecting commodities prices and production levels; the duration and magnitude of the unprecedented disruption in the oil and gas industry currently resulting from the impact of the foregoing factors, which is negatively impacting our business; operational challenges relating to the COVID-19 pandemic and efforts to mitigate the spread of the virus, including logistical challenges, protecting the health and well-being of our employees, remote work arrangements, performance of contracts and supply chain disruptions; the failure to receive or delays in receiving governmental authorizations, approvals and/or payments; the outcome of ongoing government investigations and other legal proceedings, including those relating to the contracts awarded to the Company's subsidiary Cobra Acquisitions LLC by the Puerto Rico Electric Power Authority and contracts for our pressure pumping services and natural sand proppant services; the Company's inability to replace the prior levels of work in its business segments, including its infrastructure and well completion services segments; risks relating to economic conditions; the loss of or interruption in operations of one or more of Mammoth's significant suppliers or customers; the outcome or settlement of our litigation matters, including our litigation with Gulfport Energy Corporation and MasTec Renewables Puerto Rico, LLC, and the effect on our financial condition and results of operations ; the effects of government regulation, permitting and other legal requirements; operating risks; the adequacy of capital resources and liquidity; weather; natural disasters; litigation; volatility in commodity markets; competition in the oil and natural gas and infrastructure industries; and costs and availability of resources.

Investors are cautioned not to place undue reliance on any forward-looking statement which speaks only as of the date on which such statement is made. We undertake no obligation to correct, revise or update any forward-looking statement after the date such statement is made, whether as a result of new information, future events or otherwise, except as required by applicable law.

MAMMOTH ENERGY SERVICES, INC.
CONSOLIDATED BALANCE SHEETS

ASSETS	June 30,	December 31,
	2021	2020
CURRENT ASSETS	(in thousands)
Cash and cash equivalents	$11,038	$14,822
Short-term investment	1,757	1,750
Accounts receivable, net	413,245	393,112
Receivables from related parties, net	80	28,461
Inventories	10,212	12,020
Prepaid expenses	7,936	13,825
Other current assets	708	758
Other current assets - related parties	—	—
Total current assets	444,976	464,748

Property, plant and equipment, net	210,397	251,262
Sand reserves	65,491	65,876
Operating lease right-of-use assets	15,777	20,179
Intangible assets, net - customer relationships	321	408
Intangible assets, net - trade names	3,946	4,366
Goodwill	12,608	12,608
Deferred income tax asset	8,094	—
Other non-current assets	4,329	5,115
Total assets	$765,939	$824,562
LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable	$39,505	$40,316
Payables to related parties	4	3
Accrued expenses and other current liabilities	63,375	44,408
Current operating lease liability	7,255	8,618
Current portion of long-term debt	1,430	1,165
Income taxes payable	35,198	34,088
Total current liabilities	146,767	128,598

Long-term debt, net of current portion	62,811	81,338
Deferred income tax liabilities	12,041	24,741
Long-term operating lease liability	8,293	11,377
Asset retirement obligation	3,666	4,746
Other liabilities	15,159	10,435
Total liabilities	248,737	261,235

COMMITMENTS AND CONTINGENCIES

EQUITY
Equity:
Common stock, $0.01 par value, 200,000,000 shares authorized, 46,680,731 and 45,769,283 issued and outstanding at June 30, 2021 and December 31, 2020	467	458
Additional paid in capital	537,728	537,039
Retained earnings	(18,335)	28,895
Accumulated other comprehensive loss	(2,658)	(3,065)
Total equity	517,202	563,327
Total liabilities and equity	$765,939	$824,562

MAMMOTH ENERGY SERVICES, INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE (LOSS) INCOME

	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
	2021	2020	2021	2021	2020
	(in thousands, except per share amounts)
REVENUE
Services revenue	$40,867	$44,878	$42,691	$83,558	$113,723
Services revenue - related parties	90	8,650	14,986	15,076	26,663
Product revenue	6,483	4,706	6,982	13,465	13,356
Product revenue - related parties	—	1,875	2,145	2,145	3,750
Total revenue	47,440	60,109	66,804	114,244	157,492

COST AND EXPENSES
Services cost of revenue (exclusive of depreciation, depletion, amortization and accretion of $17,861, $21,750, $18,989, $36,850 and $45,305, respectively, for the three months ended June 30, 2021, June 30, 2020 and March 31, 2021 and six months ended June 30, 2021 and 2020)	43,103	42,255	42,062	85,165	112,952
Services cost of revenue - related parties (exclusive of depreciation, depletion, amortization and accretion of $0, $0, $0, $0 and $0, respectively, for the three months ended June 30, 2021, June 30, 2020 and March 31, 2021 and six months ended June 30, 2021 and 2020)	107	97	109	216	198
Product cost of revenue (exclusive of depreciation, depletion, amortization and accretion of $2,384, $2,346, $2,137, $4,521 and $4,654, respectively, for the three months ended June 30, 2021, June 30, 2020 and March 31, 2021 and six months ended June 30, 2021 and 2020)	7,165	6,401	5,909	13,074	17,509
Selling, general and administrative	11,791	13,528	20,655	32,446	24,084
Selling, general and administrative - related parties	192	198	193	385	413
Depreciation, depletion, amortization and accretion	20,265	24,116	21,146	41,411	49,998
Impairment of goodwill	—	—	—	—	54,973
Impairment of other long-lived assets	—	—	—	—	12,897
Total cost and expenses	82,623	86,595	90,074	172,697	273,024
Operating loss	(35,183)	(26,486)	(23,270)	(58,453)	(115,532)

OTHER INCOME (EXPENSE)
Interest expense, net	(1,169)	(1,471)	(1,225)	(2,394)	(3,109)
Other (expense) income, net	(14,998)	8,137	9,947	(5,051)	15,546
Other (expense) income, net - related parties	—	1,133	(515)	(515)	1,133
Total other (expense) income	(16,167)	7,799	8,207	(7,960)	13,570
Loss before income taxes	(51,350)	(18,687)	(15,063)	(66,413)	(101,962)
Benefit for income taxes	(16,560)	(3,482)	(2,623)	(19,183)	(2,786)
Net loss	$(34,790)	$(15,205)	$(12,440)	$(47,230)	$(99,176)

OTHER COMPREHENSIVE INCOME (LOSS)
Foreign currency translation adjustment, net of tax of $63, ($150), ($42), $680 and $211, respectively, for the three months ended June 30, 2021, June 30, 2020 and March 31, 2021 and six months ended June 30, 2021 and 2020	239	668	168	407	(746)
Comprehensive loss	$(34,551)	$(14,537)	$(12,272)	$(46,823)	$(99,922)

Net loss per share (basic)	$(0.75)	$(0.33)	$(0.27)	$(1.02)	$(2.18)
Net loss per share (diluted)	$(0.75)	$(0.33)	$(0.27)	$(1.02)	$(2.18)
Weighted average number of shares outstanding (basic)	46,402	45,727	45,932	46,168	45,521
Weighted average number of shares outstanding (diluted)	46,402	45,727	45,932	46,168	45,521

MAMMOTH ENERGY SERVICES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six Months Ended
	June 30,
	2021	2020
	(in thousands)
Cash flows from operating activities:
Net loss	$(47,230)	$(99,176)
Adjustments to reconcile net loss to cash provided by operating activities:
Stock based compensation	698	1,246
Depreciation, depletion, accretion and amortization	41,411	49,998
Amortization of coil tubing strings	—	359
Amortization of debt origination costs	296	577
Bad debt expense	10,201	1,679
Gain on disposal of property and equipment	(1,599)	(1,451)
Impairment of goodwill	—	54,973
Impairment of other long-lived assets	—	12,897
Deferred income taxes	(20,898)	931
Other	548	623
Changes in assets and liabilities:
Accounts receivable, net	(30,386)	7,782
Receivables from related parties	28,381	(19,793)
Inventories	1,808	4,651
Prepaid expenses and other assets	5,923	6,079
Accounts payable	(1,546)	(7,514)
Payables to related parties	1	(512)
Accrued expenses and other liabilities	15,756	(2,818)
Income taxes payable	1,107	(3,697)
Net cash provided by operating activities	4,471	6,834

Cash flows from investing activities:
Purchases of property and equipment	(1,709)	(4,348)
Purchases of property and equipment from related parties	—	(76)
Proceeds from disposal of property and equipment	4,632	2,544
Net cash provided by (used in) investing activities	2,923	(1,880)

Cash flows from financing activities:
Borrowings on long-term debt	12,000	22,800
Repayments of long-term debt	(30,269)	(13,550)
Proceeds from sale leaseback transaction	9,473	—
Payments on sale leaseback transaction	(1,278)	—
Principal payments on financing leases and equipment financing notes	(1,140)	(914)
Debt issuance costs	—	(1,000)
Net cash (used in) provided by financing activities	(11,214)	7,336
Effect of foreign exchange rate on cash	36	(137)
Net change in cash and cash equivalents	(3,784)	12,153
Cash and cash equivalents at beginning of period	14,822	5,872
Cash and cash equivalents at end of period	$11,038	$18,025

Supplemental disclosure of cash flow information:
Cash paid for interest	$2,134	$2,683
Cash paid (recovered) for income taxes	$964	$(6)
Supplemental disclosure of non-cash transactions:
Purchases of property and equipment included in accounts payable	$2,035	$2,780

MAMMOTH ENERGY SERVICES, INC.
SEGMENT INCOME STATEMENTS
(in thousands)

Three months ended June 30, 2021	Infrastructure	Well Completion(a)	Sand	Drilling	All Other	Eliminations	Total
Revenue from external customers	$17,220	$17,337	$6,886	$1,130	$4,867	$—	$47,440
Intersegment revenues	—	36	—	17	682	(735)	—
Total revenue	17,220	17,373	6,886	1,147	5,549	(735)	47,440
Cost of revenue, exclusive of depreciation, depletion, amortization and accretion	19,881	16,396	7,400	1,568	5,130	—	50,375
Intersegment cost of revenues	50	666	—	—	19	(735)	—
Total cost of revenue	19,931	17,062	7,400	1,568	5,149	(735)	50,375
Selling, general and administrative	7,383	1,893	991	395	1,321	—	11,983
Depreciation, depletion, amortization and accretion	5,899	6,447	2,387	2,079	3,453	—	20,265
Operating loss	(15,993)	(8,029)	(3,892)	(2,895)	(4,374)	—	(35,183)
Interest expense, net	656	219	90	58	146	—	1,169
Other expense (income), net	15,904	1	(53)	(127)	(727)	—	14,998
Loss before income taxes	$(32,553)	$(8,249)	$(3,929)	$(2,826)	$(3,793)	$—	$(51,350)

Three months ended June 30, 2020	Infrastructure	Well Completion(a)	Sand	Drilling	All Other	Eliminations	Total
Revenue from external customers	$30,249	$16,125	$6,237	$1,250	$6,248	$—	$60,109
Intersegment revenues	—	419	—	—	584	(1,003)	—
Total revenue	30,249	16,544	6,237	1,250	6,832	(1,003)	60,109
Cost of revenue, exclusive of depreciation, depletion, amortization and accretion	25,217	8,375	6,394	2,012	6,755	—	48,753
Intersegment cost of revenues	27	333	—	21	622	(1,003)	—
Total cost of revenue	25,244	8,708	6,394	2,033	7,377	(1,003)	48,753
Selling, general and administrative	7,830	1,456	1,378	1,331	1,731	—	13,726
Depreciation, depletion, amortization and accretion	7,500	7,675	2,358	2,671	3,912	—	24,116
Operating loss	(10,325)	(1,295)	(3,893)	(4,785)	(6,188)	—	(26,486)
Interest expense, net	716	329	69	132	225	—	1,471
Other (income) expense, net	(8,004)	(1,179)	(2)	(298)	213	—	(9,270)
Loss before income taxes	$(3,037)	$(445)	$(3,960)	$(4,619)	$(6,626)	$—	$(18,687)

Three months ended March 31, 2021	Infrastructure	Well Completion(a)	Sand	Drilling	All Other	Eliminations	Total
Revenue from external customers	$29,257	$22,901	$8,705	$919	$5,022	$—	$66,804
Intersegment revenues	—	54	—	14	640	(708)	—
Total revenue	29,257	22,955	8,705	933	5,662	(708)	66,804
Cost of revenue, exclusive of depreciation, depletion, amortization and accretion	26,458	9,003	5,862	1,604	5,153	—	48,080
Intersegment cost of revenues	45	394	—	—	269	(708)	—
Total cost of revenue	26,503	9,397	5,862	1,604	5,422	(708)	48,080
Selling, general and administrative	6,253	10,612	2,049	422	1,512	—	20,848
Depreciation, depletion, amortization and accretion	6,667	6,683	2,140	2,165	3,491	—	21,146
Operating loss	(10,166)	(3,737)	(1,346)	(3,258)	(4,763)	—	(23,270)
Interest expense, net	661	254	93	63	154	—	1,225
Other (income) expense, net	(9,310)	439	(794)	(9)	242	—	(9,432)
Loss before income taxes	$(1,517)	$(4,430)	$(645)	$(3,312)	$(5,159)	$—	$(15,063)

MAMMOTH ENERGY SERVICES, INC.
SEGMENT INCOME STATEMENTS
(in thousands)

Six months ended June 30, 2021	Infrastructure	Well Completion(a)	Sand	Drilling	All Other	Eliminations	Total
Revenue from external customers	$46,476	$40,238	$15,592	$2,049	$9,889	$—	$114,244
Intersegment revenues	—	90	—	31	1,322	(1,443)	—
Total revenue	46,476	40,328	15,592	2,080	11,211	(1,443)	114,244
Cost of revenue, exclusive of depreciation, depletion, amortization and accretion	46,340	25,399	13,262	3,173	10,281	—	98,455
Intersegment cost of revenues	95	1,060	—	—	288	(1,443)	—
Total cost of revenue	46,435	26,459	13,262	3,173	10,569	(1,443)	98,455
Selling, general and administrative	13,635	12,505	3,040	818	2,833	—	32,831
Depreciation, depletion, amortization and accretion	12,566	13,130	4,527	4,242	6,946	—	41,411
Operating loss	(26,160)	(11,766)	(5,237)	(6,153)	(9,137)	—	(58,453)
Interest expense, net	1,317	473	183	121	300	—	2,394
Other expense (income), net	6,593	440	(847)	(135)	(485)	—	5,566
Loss before income taxes	$(34,070)	$(12,679)	$(4,573)	$(6,139)	$(8,952)	$—	$(66,413)

Six months ended June 30, 2020	Infrastructure	Well Completion(a)	Sand	Drilling	All Other	Eliminations	Total
Revenue from external customers	$55,724	$58,811	$16,391	$5,973	$20,593	$—	$157,492
Intersegment revenues	—	1,052	95	5	1,360	(2,512)	—
Total revenue	55,724	59,863	16,486	5,978	21,953	(2,512)	157,492
Cost of revenue, exclusive of depreciation, depletion, amortization and accretion	51,897	33,943	17,691	7,637	19,491	—	130,659
Intersegment cost of revenues	35	961	—	152	1,364	(2,512)	—
Total cost of revenue	51,932	34,904	17,691	7,789	20,855	(2,512)	130,659
Selling, general and administrative	11,774	3,627	2,680	2,394	4,022	—	24,497
Depreciation, depletion, amortization and accretion	15,122	16,157	4,681	5,520	8,518	—	49,998
Impairment of goodwill	—	53,406	—	—	1,567	—	54,973
Impairment of other long-lived assets	—	4,203	—	326	8,368	—	12,897
Operating loss	(23,104)	(52,434)	(8,566)	(10,051)	(21,377)	—	(115,532)
Interest expense, net	1,467	605	147	389	501	—	3,109
Other (income) expense, net	(15,707)	(1,288)	(39)	(271)	626	—	(16,679)
Loss before income taxes	$(8,864)	$(51,751)	$(8,674)	$(10,169)	$(22,504)	$—	$(101,962)
a.Mammoth changed the name of its pressure pumping segment to the well completion segment during the fourth quarter of 2020.

MAMMOTH ENERGY SERVICES, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Adjusted EBITDA

Adjusted EBITDA is a supplemental non-GAAP financial measure that is used by management and external users of the Company's financial statements, such as industry analysts, investors, lenders and rating agencies. Mammoth defines Adjusted EBITDA as net income (loss) before depreciation, depletion, amortization and accretion expense, impairment of goodwill, impairment of other long-lived assets, public offering costs, stock based compensation, interest expense, net, other (income) expense, net (which is comprised of the (gain) or loss on disposal of long-lived assets and interest on trade accounts receivable) and provision (benefit) for income taxes, further adjusted to add back interest on trade accounts receivable. The Company excludes the items listed above from net income (loss) in arriving at Adjusted EBITDA because these amounts can vary substantially from company to company within the energy service industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Adjusted EBITDA should not be considered as an alternative to, or more meaningful than, net income (loss) or cash flows from operating activities as determined in accordance with GAAP or as an indicator of Mammoth's operating performance or liquidity. Certain items excluded from Adjusted EBITDA are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic costs of depreciable assets. Mammoth's computations of Adjusted EBITDA may not be comparable to other similarly titled measures of other companies. The Company believes that Adjusted EBITDA is a widely followed measure of operating performance and may also be used by investors to measure its ability to meet debt service requirements.

The following tables provide a reconciliation of Adjusted EBITDA to the GAAP financial measure of net income (loss) on a consolidated basis and for each of the Company's segments (in thousands):

Consolidated

	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
Reconciliation of Adjusted EBITDA to net loss:	2021	2020	2021	2021	2020
Net loss	$(34,790)	$(15,205)	$(12,440)	$(47,230)	$(99,176)
Depreciation, depletion, amortization and accretion expense	20,265	24,116	21,146	41,411	49,998
Impairment of goodwill	—	—	—	—	54,973
Impairment of other long-lived assets	—	—	—	—	12,897
Public offering costs	77	—	—	77	—
Stock based compensation	354	196	344	698	1,246
Interest expense, net	1,169	1,471	1,225	2,394	3,109
Other expense (income), net	14,998	(9,270)	(9,432)	5,566	(16,679)
Benefit for income taxes	(16,560)	(3,482)	(2,623)	(19,183)	(2,786)
Interest on trade accounts receivable	9,017	9,071	8,158	17,175	16,767
Adjusted EBITDA	$(5,470)	$6,897	$6,378	$908	$20,349

MAMMOTH ENERGY SERVICES, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Infrastructure Services

	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
Reconciliation of Adjusted EBITDA to net loss:	2021	2020	2021	2021	2020
Net loss	$(23,715)	$(3,985)	$(3,945)	$(27,658)	$(12,303)
Depreciation and amortization expense	5,899	7,500	6,667	12,566	15,122
Public offering costs	43	—	—	43	—
Stock based compensation	158	44	135	293	286
Interest expense	656	716	661	1,317	1,467
Other expense (income), net	15,904	(8,004)	(9,310)	6,593	(15,707)
(Benefit) provision for income taxes	(8,838)	949	2,428	(6,410)	3,440
Interest on trade accounts receivable	9,017	7,930	8,673	17,690	15,626
Adjusted EBITDA	$(876)	$5,150	$5,309	$4,434	$7,931

Well Completion Services

	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
Reconciliation of Adjusted EBITDA to net loss:	2021	2020	2021	2021	2020
Net loss	$(8,249)	$(446)	$(4,430)	$(12,680)	$(51,750)
Depreciation and amortization expense	6,447	7,675	6,683	13,130	16,157
Impairment of goodwill	—	—	—	—	53,406
Impairment of other long-lived assets	—	—	—	—	4,203
Public offering costs	12	—	—	12	—
Stock based compensation	75	53	83	158	381
Interest expense	219	329	254	473	605
Other expense (income), net	1	(1,179)	439	440	(1,288)
Interest on trade accounts receivable	—	1,133	(514)	(514)	1,133
Adjusted EBITDA	$(1,495)	$7,565	$2,515	$1,019	$22,847

Natural Sand Proppant Services

	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
Reconciliation of Adjusted EBITDA to net loss:	2021	2020	2021	2021	2020
Net loss	$(3,929)	$(3,960)	$(645)	$(4,573)	$(8,676)
Depreciation, depletion, amortization and accretion expense	2,387	2,358	2,140	4,527	4,681
Public offering costs	12	—		12	—
Stock based compensation	65	46	64	130	278
Interest expense	90	69	93	183	147
Other income, net	(53)	(2)	(794)	(847)	(39)
Interest on trade accounts receivable	—	—	(1)	(1)	—
Adjusted EBITDA	$(1,428)	$(1,489)	$857	$(569)	$(3,609)

MAMMOTH ENERGY SERVICES, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Drilling Services

	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
Reconciliation of Adjusted EBITDA to net loss:	2021	2020	2021	2021	2020
Net loss	$(2,826)	$(4,620)	$(3,312)	$(6,139)	$(10,169)
Depreciation expense	2,079	2,671	2,165	4,242	5,520
Impairment of other long-lived assets	—	—	—	—	326
Acquisition related costs	—	—	—	—	—
Public offering costs	2	—		2	—
Stock based compensation	28	34	38	65	128
Interest expense	58	132	63	121	389.172
Other income, net	(127)	(298)	(9)	(135)	(271)
Adjusted EBITDA	$(786)	$(2,081)	$(1,055)	$(1,844)	$(4,077)

Other Services(a)

	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
Reconciliation of Adjusted EBITDA to net income (loss):	2021	2020	2021	2021	2020
Net income (loss)	$3,929	$(2,195)	$(108)	$3,820	$(16,279)
Depreciation, amortization and accretion expense	3,453	3,912	3,491	6,946	8,518
Impairment of goodwill	—	—	—	—	1,567
Impairment of other long-lived assets	—	—	—	—	8,368
Public offering costs	8	—		8	—
Stock based compensation	28	20	24	52	173
Interest expense, net	146	225	154	300	501
Other (income) expense, net	(727)	213	242	(485)	626
Benefit for income taxes	(7,722)	(4,430)	(5,051)	(12,773)	(6,226)
Interest on trade accounts receivable	—	9	—	—	9
Adjusted EBITDA	$(885)	$(2,246)	$(1,248)	$(2,132)	$(2,743)
a.    Includes results for Mammoth's aviation, coil tubing, pressure control, equipment rentals, crude oil hauling, full service transportation and remote accommodations, equipment manufacturing and infrastructure engineering and design services and corporate related activities. The Company's corporate related activities do not generate revenue.

MAMMOTH ENERGY SERVICES, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Adjusted Net Loss and Adjusted Loss per Share

Adjusted net loss and adjusted basic and diluted loss per share are supplemental non-GAAP financial measures that are used by management to evaluate the Company's operating and financial performance. Management believes these measures provide meaningful information about the Company's performance by excluding certain non-cash charges, such as impairment of goodwill and impairment of other long-lived assets, that may not be indicative of the Company's ongoing operating results. Adjusted net loss and adjusted loss per share should not be considered in isolation or as a substitute for net loss and loss per share prepared in accordance with GAAP and may not be comparable to other similarly titled measures of other companies. The following tables provide a reconciliation of adjusted net loss and adjusted loss per share to the GAAP financial measures of net loss and loss per share for the periods specified.

	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
	2021	2020	2021	2021	2020
	(in thousands, except per share amounts)
Net loss, as reported	$(34,790)	$(15,205)	$(12,440)	$(47,230)	$(99,176)
Impairment of goodwill	—	—	—	—	54,973
Impairment of other long-lived assets	—	—	—	—	12,897
Adjusted net loss	$(34,790)	$(15,205)	$(12,440)	$(47,230)	$(31,306)

Basic loss per share, as reported	$(0.75)	$(0.33)	$(0.27)	$(1.02)	$(2.18)
Impairment of goodwill	—	—	—	—	1.21
Impairment of other long-lived assets	—	—	—	—	0.28
Adjusted basic loss per share	$(0.75)	$(0.33)	$(0.27)	$(1.02)	$(0.69)

Diluted loss per share, as reported	$(0.75)	$(0.33)	$(0.27)	$(1.02)	$(2.18)
Impairment of goodwill	—	—	—	—	1.21
Impairment of other long-lived assets	—	—	—	—	0.28
Adjusted diluted loss per share	$(0.75)	$(0.33)	$(0.27)	$(1.02)	$(0.69)